EX-10.2
September 11, 2026

Dear Mr. Umair,

We are pleased to offer you the terms below as part of your title change, from President and Chief Executive Officer, to Chief Strategy Officer. Your commitment to meeting the ever-changing needs of our business has made you a valuable member of our team and a true asset to The Children’s Place. Unless expressly stated below, all other terms or conditions of your employment, from the letter to you dated May 29, 2024, remain the same.

Details of the change are as follows:

•EFFECTIVE DATE: July 1, 2026
•BUSINESS TITLE: Chief Strategy Officer

•ANNUAL BASE SALARY: $497,500

•ANNUAL BONUS: You are no longer eligible to participate in the Company’s annual management incentive plan

•EQUITY AWARDS: Your existing equity awards, in your previous position as President and Chief Executive Officer, are hereby forfeited as part of your title change.

•ONE-TIME LONG-TERM INCENTIVE AWARDS:
oAwards Granted: 250,000 shares of the Company’s common stock, split evenly between PRSUs (125,000 shares) and restricted stock (125,000 shares).
oGrant Date: Within thirty (30) days of the date hereof.
oAward Type: The awards will be in the form of PRSUs and restricted stock. The awards will vest in two equal tranches: (i) Tranche 1 when the Company’s market capitalization reaches $265 million, and (ii) Tranche 2 when the Company’s market capitalization reaches $400 million. The vesting of the awards also remains subject to your continued employment as of any vesting date.

•ONE-TIME CASH AWARD:
oValue of Award: $350,000
oGrant Date: Within thirty (30) days of the date hereof.

[Remainder of page intentionally left blank.]

EX-10.2
This letter is not to be construed as an employment contract, expressed or implied, and it is specifically understood that your employment remains at-will (this means that either you or the Company may terminate your employment at any time with or without cause) and further that there is no intent on the part of the Company or yourself, for continued employment of any specific period of time.

Sincerely,

/S/ Eric Warner
Eric Warner GVP, Head of Human Resources	Date: 9/11/2026

/S/ Muhammad Umair
Muhammad Umair	Date: 9/11/2026 l